UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2021 (February 17, 2021)

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of principal executive offices)	(Zip Code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2021, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Hilton Grand Vacations Inc. (the “Company”) approved certain compensation adjustments for Mr. Daniel J. Mathewes, the Company’s Executive Vice President and Chief Financial Officer, to more closely align his compensation with the compensation levels of the Company’s peers for such executive position. As a result of such approval, Mr. Mathewes’s annual base salary will increase from $438,000 to $550,000, effective as of January 9, 2021, and the target value for his annual long-term incentive equity award under the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan will increase from 225% of his annual base salary to 250% of his annual base salary. No other changes were made to Mr. Mathewes’s compensation.

In addition, on February 17, 2021, the Compensation Committee approved discretionary annual cash bonuses for certain executive officers, including the Company’s named executive officers. Largely due to Covid-19’s impact, the Company did not achieve the pre-established performance goals under the Company’s annual short-term incentive program. However, the Compensation Committee decided to award discretionary bonuses to recognize the executive officers for their swift response to, and continued strong leadership during, the challenging times of the pandemic, and to reward their efforts that were not necessarily immediately reflected in the performance goals previously established under the Company’s annual short-term incentive program. The discretionary annual cash bonuses for the Company’s named executive officers as approved by the Compensation Committee are as follows: Mr. Mark D. Wang, President and Chief Executive Officer; $1,068,750; Mr. Mathewes, $492,469; Mr. Gordon S. Gurnik, Executive Vice President and Chief Operating Officer, $463,500; Ms. Sherri A. Silver, Executive Vice President and Chief Marketing Officer, $419,607; and Mr. Stan R. Soroka, Executive Vice President and Chief Customer Officer, $458,946.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: February 18, 2021